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Pricewaterhouse Coopers




November 3, 2006


Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
U.S.A.


Commissioners:

We have read the statements made by Manaris Corporation (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Manaris Corporation dated October 25, 2006. We agree with the statements concerning our Firm in such Form 8-K.

Yours very truly,


PricewaterhouseCoopers LLP


Chartered Accountants